CITIGROUP DIVERSIFIED FUTURES FUND L.P.
                                   Supplement
                          dated October 3, 2008 to the
                       Prospectus and Disclosure Document
                              dated April 30, 2008

This Supplement amends and updates the Prospectus and Disclosure Document dated April 30, 2008, of Citigroup Diversified Futures Fund L.P. and should be read in conjunction therewith.



The address of the Registrant and the General Partner is 55 East 59th Street, 10th Floor, New York, New York 10022; telephone (212) 559-2011.